The Licensing Contract


Licensor (Party A):       Xianyang Pianzhuan Group Corp.
Licensee (Party B):       Xianyang Daming Electronics Co. Ltd
         (Party C):       Xiangyang Yongxin Electronics Co. Ltd.

Party A and Party B, Party C signed the contract based on:

1). Party A applied for the registration of PIANZHUAN brand in National Industrial and Commercial Regulatory Bureau on Aug 23rd, 1996, which has been accepted formally by the Licensing Bureau;

2). Party A confirmed itself the sole legal owner of PIANZHUAN with no negatives, which shall be approved by the Licensing bureau.

1. Conception

The terms below contain the meaning as follows unless being specific in the contract:

1.1. The License: the License being applied for registration attached in the contract as Enclosure 1;

1.2. Subsidiary: the company being 100% owned, its shares being hold and shared or other economic entity;

1.3. The Goods: the goods being shown in the contract as Enclosure 2.

2. Party A agrees that Party B and Party C as well as their subsidiaries may use the License for their goods without any payment.

3. Party A is authorized to supervise the quality under the License being used by Party B and Party C who guarantee the goods quality under the License shall never be worse than the existing standard.

4. Party A has the obligation in extending registration as well as pay for the related fee.

Party B and C have the obligation in informing Party A without delay upon recognition with the License being illegally used and try best to assist Party A in maintain its legal rights for the License.

5. Party A promises and guarantees as follows:

5.1. Party A guarantees its legal ownership of the License and the registration approval as soon as possible, the License and its use being valid and effective without violating the third party's rights within the registration area as well as free from any lawsuits, argument and law procedure;

5.2. Party A shall extend registration in The Licensing Bureau before the expiration pursuant to 24th


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provision of The Licensing Law and maintain the permanent legal registration with effort.

6. Party B and Party C promise and guarantee as follows:

6.1 Party B or C shall pay for Party A's loss ( includes but not less than loss in profit or operation or reputation) caused directly or in directly by using Party A's Licensing in production.

6.2. Party B or C shall never affect or let others affect the royalty registration or Party A's rights for the royalty;

6.3. Party B or C shall never act as owner of the License or mislead others into believing so;

6.4. Party B or C shall never permit any third party except its subsidiaries to acquire for the use of the License allowed by the contract unless provided in other specific agreement;

6.5. Party B or C shall inform Party A upon recognition with the License being violated without delay as well as assist Party A in maintaining the rights of the License.

7. Party A, B or C shall pay for the total loss caused by the argument, lawsuits and legal obligation because of the guarantee's promised in 5th and 6th clauses being incorrect, untrue or misunderstood.

8. Party A, B or C confirms that Party B or C shall never enjoy other rights of the License except the right of using the License authorized by Party A stipulated in the contract.

9. Party B or C may inform Party A in writing to terminate the contract without permission of Party A because of development. The contract and its effectiveness shall expire one month after the date of informing, whereas the other two Parties still apply to the contract.

10. Party A, B or C may inform the other two Parties to terminate the contract in the condition of any one of the following:

10.1. If any Party who abides by its duty is involved in a loss because of any other Party's breaking the stipulations of the contract without any compensation within 14 days after being notified by the abiding Party;

10.2. If any party fails to pay for its debts or is declared to settle the assets and liabilities.

11. The contract is formulated, interpreted and implemented in accordance with The Licensing Law.

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12. The contract is valid for 10 years after the signing by respective legal representative of Party A, Party B and Party C. The contract shall keep valid automatically upon the expiration pursuant to the related laws and regulations of PRC, until any Party notifying the other two Parties 3 months prior to the termination.

13.14. Any Party may claim lawsuits for Chinese People's Court in case any argument occurred on the contract or its implementation, the Party who looses the lawsuits shall pay for the lawsuits expense and other related expenses, unless otherwise stipulated by the Court.

14. The contract shall be in quadruplicate with the same legal effect, one for each Party and one for The Licensing Bureau for reference.

15. The contract is signed on Sep 1st, 1996 in Xianyang, Shaanxi, China.

Party A:

The legal representative or authorized representative:

Party B:

The legal representative or authorized representative:

Party C:

The legal representative or authorized representative: